UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 2, 2009

Dr Pepper Snapple Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5301 Legacy Drive, Plano, Texas		75024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-673-7300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

In a press release on March 2, 2009 Dr Pepper Snapple Group, Inc. (the "Company") announced that Hansen Beverage Company ("Hansen") has paid $48 million to the Company in settlement of the termination last November of the Company's agreement with Hansen to distribute Monster Energy drinks in the U.S. The Company will record a $45 million one-time gain in its first quarter 2009 related to the settlement and the write-off of related intangibles. Proceeds from the settlement are expected to be used to reduce debt. A copy of the Company’s March 2, 2009 press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release issued March 2, 2009 by Dr Pepper Snapple Group, Inc. - "Dr Pepper Snapple To Record $45 Million One-Time Gain In First Quarter 2009"

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dr Pepper Snapple Group, Inc.

March 2, 2009	By:	James L. Baldwin

Name: James L. Baldwin
Title: Executive Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued March 2, 2009 by Dr Pepper Snapple Group, Inc. - "Dr Pepper Snapple To Record $45 Million One-Time Gain In First Quarter 2009"